OFFER TO SUBLEASE


To:  CB Richard Ellis Limited
     # 600 - 111 West Georgia Street
     Vancouver, BC  V6E 4M3

Attention:  Mr. Howell Lyons

Milinx Business Services, Inc. (the "Subtenant") hereby offers to sublease from Bena Gold Corporation (the "Sublandlord") a portion of the building located at 595 Burrard Street, Vancouver, BC (the "Building"), on the following terms and conditions:

1.       PREMISES

Being fifteen thousand nine hundred fifty five (15,955) square feet of rentable area on the thirty second (32nd) and portion of the thirty first (31st) floor as shown on the floor plan attached as Schedule "A" (the "Premises").

2.       TERM

Commencing  December 1, 2000 (the  "Commencement  Date") and expiring  April 21,
2002.

3.       RENTAL

The annual rental shall be Three Hundred Fifty One Thousand Ten Dollars ($351,010.00), plus Goods and Services Tax ("GST"), and shall be paid in advance in equal monthly installments of Twenty Nine Thousand Two Hundred Fifty Dollars and Eighty Three Cents ($29,250.83) on the first day of each month of the term, on the basis of the rent being Twenty Two Dollars ($22.00) per square foot per annum, plus GST.

4.        PROPERTY TAXES AND OPERATING EXPENSES

The Subtenant shall be responsible and pay for its proportionate share of building property taxes and operating expenses, plus GST, as described in the Lease and currently estimated to be Fourteen Dollars and Eight Cents ($14.08) per square foot per annum for 2000. The Subtenant shall also pay for its business taxes and telephone charges.

5.       COMMUNICATIONS EQUIPMENT

The Subtenant shall be responsible for the installation and maintenance of its telephones, computers and special communications equipment.

6.       STATE OF THE PREMISES

The Sublandlord shall provide the Premises on an "as is" basis to include all existing built-in fixtures (excluding boardroom, audio visual components), shelves, desks, counters, cupboards and reception desk.

                                                               [GRAPHIC OMITTED]
                                           Initials of Sublandlord and Subtenant

7.       LEASEHOLD IMPROVEMENTS

Any alterations the Subtenant wishes to carry out shall comply with the terms of the Lease and the Subtenant shall obtain any applicable approvals required by the City of Vancouver and the Landlord's architects, mechanical, electrical and structural consultants, at the Subtenant's cost.

8.       PARKING

The Subtenant shall make all parking arrangements directly with the Landlord.

9.       SUBLEASE DOCUMENT

This Offer together with the Lease shall constitute the Sublease Agreement.

10.      USE OF PREMISES

The Premises are to be used as a business office.

11.      LEASE

The Subtenant agrees to abide by and assume the terms, and conditions, rules and regulations contained in the Lease a copy of which shall be provided upon receipt of this Offer.

12.      DEPOSIT

All deposit monies, plus GST, required by this agreement shall be payable to:

CB Richard Ellis Limited
#600 - 111 West Georgia Street
Vancouver, BC  V6E 2M4

The Subtenant shall, within forty eight (48) hours of acceptance of the Offer to Sublease by the Sublandlord, tender a deposit cheque in the amount of Fifty One Thousand Three Hundred Twenty Nine Dollars ($51,329.00), including GST (the "Deposit"). Such Deposit shall be held in trust by CB Richard Ellis Limited and shall be applied towards payment of gross rent for the first month of the lease term. The Deposit shall be held in trust by CB Richard Ellis Limited until the Subtenant takes possession of the Premises, after which time the monies shall be transferred to the Sublandlord's account

                                                               [GRAPHIC OMITTED]
                                           Initials of Sublandlord and Subtenant

13.      SUBTENANT'S CONDITION


This Offer to Sublease is conditional upon the Subtenant's Board of Directors approval and review and approval of the Lease for four (4) business days from the date of acceptance of the Offer. This condition is for the sole benefit of the Subtenant and may be waived at any time within the time period specified by delivery of written notice to CB Richard Ellis Limited. Should this condition not be removed then this Offer shall be null and void and all monies deposited by the Subtenant shall be returned promptly.

14.      SUBLANDLORD'S CONDITION

This Offer to Sublease is subject to the Sublandlord reviewing and approving the creditworthiness of the Subtenant within four (4) business days of acceptance of this Offer. This condition is for the sole benefit of the Sublandlord and may be waived at anytime within the time period specified by delivery of written notice to CB Richard Ellis Limited. Should this condition not be removed then this Offer shall be null and void and all monies deposited by the Subtenant shall be returned promptly.

15.      PREPAID RENT

The Subtenant shall pay to the Sublandlord (which shall be held in trust, with interest accruing to the Subtenant, by the Sublandlord's lawyers) the gross rent owing for the last six (6) months of the term. Half shall be due upon unconditional acceptance of this Offer to Sublease and the balance December 1, 2000. For the purpose of clarification the amounts are as follows:

Upon Unconditional Acceptance       $153,988.00 (including GST)
December 1, 2000                    $153,988.00 (including GST)

16.      LANDLORD'S CONSENT

This Offer to Sublease is subject to the consent of the Landlord in accordance with the terms of the Lease.

17.      AGENCY DISCLOSURE

The Sublandlord and the Subtenant acknowledge and agree that in accordance with the Code of Ethics of the Canadian Real Estate Association, CB Richard Ellis Limited (the "Agent") and Howell Lyons (the "Salesperson") have disclosed that they are acting in a limited dual agency capacity and will be compensated by the Sublandlord.

                                                               [GRAPHIC OMITTED]
                                           Initials of Sublandlord and Subtenant

18.      FACSIMILE TRANSMISSION


A party hereto may signify its agreement to the terms hereof by facsimile transmission. A telecopy facsimile of this agreement received by a party hereto which shows the signature of the authorized signatory of the other party will be good proof of execution by that other party.

19.      ACCEPTANCE

The Counter Offer to Sublease is open for acceptance until 5:00 p.m. on the 8th day of August, 2000.

DATED at Vancouver this 2nd day of August, 2000.

MILINX BUSINESS SERVICES, INC.

Per:   /s/                                           /s/
----------------------------------            ----------------------------------
    (Authorized Signatory)                           (Witness)

 We hereby accept this Offer to Sublease and agree to be bound by the terms and conditions contained herein.

DATED at Vancouver this 3rd day of August, 2000.

BEMA GOLD CORPORATION

Per:   /s/                                           /s/
----------------------------------            ----------------------------------
    (Authorized Signatory)                           (Witness))

                                  SCHEDULE "A"

                                [GRAPHIC OMITTED]



                    DESCRIPTION: FLOOR PLAN OF THE "PREMISES"




                                                               [GRAPHIC OMITTED]
                                           Initials of Sublandlord and Subtenant